Exhibit 99.1

PRESS RELEASE	May 21, 2008
FOR IMMEDIATE RELEASE
Yadkin Valley Financial Corporation Announces Results for the Quarter Ended March 31, 2008
Yadkin Valley Financial Corporation, (the “Company”) Elkin, NC (NASDAQ: YAVY – news), the holding company for Yadkin Valley Bank and Trust Company (the “Bank”), reports earnings of $2.91 million for the quarter ended March 31, 2008 as compared to $3.91 million for the quarter ended March 31, 2007. Diluted earnings per share (“EPS”) were $0.27 and $0.36 for the quarters ended March 31, 2008 and 2007, respectively.
As of March 31, 2008, the Company’s balance sheet amounts (and percentage increases over December 31, 2007 balances) were total assets of $1.43 billion (up 18%), total loans held for investment of $1.04 billion (up 16%), and total deposits of $1.11 billion (up 15%), primarily due to the accounts added from the acquisition of Cardinal State Bank (“Cardinal”), headquartered in Durham, NC. As discussed in its April 9, 2008 press release, the Company completed its acquisition of Cardinal at the opening of business on March, 31, 2008.
The primary reasons for the decrease in net income, as compared to the prior year, were declines in the net interest income of $860,000 and a prior year non-recurring gain of $481,940 from death benefit proceeds from a bank-owned life insurance policy. The net interest margin decline was attributed to decreases in the Bank’s aggregate lending rate due to prime rate decreases totaling 175 basis points during the first quarter of 2008 which was preceded by rate decreases in late 2007. Due to the Bank’s asset sensitivity from its variable rate loan portfolio, the net interest margin declined in the first quarter of 2008 as compared to both the prior quarter and the first quarter of 2007.
Bill Long, the President and CEO, commented, “The first quarter of 2008 results were better than I anticipated. EPS was down by $0.09 from the first quarter of 2007, but when we analyze the difference, $0.05 was attributable to a non-recurring gain of almost $482,000 in first quarter 2007. The additional $0.01 of the EPS decline was due to a $150,000 increase in our loans loss provision, comparing the first quarters of 2008 and 2007.
We have completed our merger with Cardinal State Bank and look forward to the core conversion in mid June. In our new Cardinal State Division, the Creedmoor branch opened during the first quarter in a temporary facility and the Hillsborough office will open during the second quarter of 2008. We are confident that the Cardinal acquisition will prove to be a wonderful strategic move for Yadkin Valley Bank.”
Yadkin Valley Bank and Trust Company is a full service community bank providing services in twenty-nine branches throughout its four regions in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties and operates a loan production office in Wilmington, NC. The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Cardinal State Bank region serves Orange, Durham and Granville Counties. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North

Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.
This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

Yadkin Valley Financial Corporation
(Amounts in thousands except per share data)
(unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,
	2008	2007	2007
Interest Income:
Interest and fees on loans	$16,214	$17,532	$17,369
Interest on federal funds sold	11	31	99
Interest on taxable securities	1,305	1,390	1,407
Interest on tax-exempt securities	368	348	309
Interest-bearing deposits	5	38	47

Interest income	17,903	19,339	$19,231
Interest expense	8,546	8,792	8,504

Net interest income	9,357	10,547	10,727
Provision for loan losses	450	1,689	300

Net interest income after provision for loan loss	8,907	8,858	10,427

Noninterest Income:
Service charges on deposit accounts	1,009	1,008	1,003
Other service fees	864	841	863
Net gain on sales of mortgage loans	1,772	1,488	1,338
Net gain on sales of investment securities	—	1	45
Income on investment in bank owned life Insurance	233	260	255
Mortgage banking income	10	175	63
Bank-owned life insurance death benefit	—	82	—
Other income	41	(167)	(11)

Total noninterest income	3,929	3,688	3,556

Noninterest Expense:
Salaries and employee benefits	4,868	4,708	4,625
Occupancy and equipment expense	977	930	984
Printing and supplies	185	141	127
Data processing	112	83	105
Communications expense	208	193	337
Amortization of core deposit intangible	188	187	194
Other expense	2,105	1,753	1,644

Total noninterest expense	8,643	7,995	8,016

Income before income taxes	4,193	4,551	5,967
Income taxes	1,279	1,485	2,045

Net income	$2,914	$3,067	$3,922

Income per share:
Basic	$0.28	$0.29	$0.37
Diluted	$0.27	$0.29	$0.37

Average shares outstanding – basic	10,574	10,570	10,584
Average shares outstanding – diluted	10,634	10,650	10,721

Yadkin Valley Financial Corporation
(Amounts in thousands except per share data)
(unaudited)

	As of Mar 31,	As of Dec 31,
	2008	2007*
Assets
Cash and due from banks	$31,976	$24,268
Federal funds sold and interest-bearing deposits	34,518	2,058
Securities available for sale	144,465	142,484
Gross loans held for investment	1,041,481	898,753
Allowance for loan losses	(14.568)	(12,446)
Loans held for sale	51,689	52,754
Accrued interest receivable	6,192	6,055
Premises and equipment, net	32,915	26,780
Federal Home Loan Bank stock	4,270	2,557
Investment in bank-owned life insurance	22,915	22,683
Goodwill	52,570	32,697
Core deposit intangible	5,211	4,261
Other assets	11,578	8,173

Total Assets	$1,425,212	$1,211,077

Liabilities and Stockholders’ Equity
Non-interest bearing deposits	$163,643	$154,979
NOW, savings, and money market	289,434	232,888
Time deposits over $100,000	279,306	267,530
Other time deposits	380,051	308,045
Borrowed funds	125,048	104,199
Accrued interest payable	3,525	3,435
Other liabilities	33,434	6,732

Total Liabilities	1,274,441	1,077,808
Stockholders’ equity	150,771	133,269

Total Liabilities and Stockholders’ Equity	$1,425,212	$1,211,077

Shares outstanding at end of period	11,453	10,563

* Note:	Derived from audited financial statements

Yadkin Valley Financial Corporation
(unaudited)

	For the Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
	2008	2007	2007	2007	2007
Per Share Data:
Basic Earnings per Share	$0.28	$0.29	$0.37	$0.36	$0.37
Diluted Earnings per Share	$0.27	$0.29	$0.37	$0.35	$0.36
Book Value per Share	$13.16	$12.62	$12.38	$12.06	$11.97
Tangible Book Value per Share	$8.12	$9.12	$8.87	$8.54	$8.43
Cash Dividends per Share	$0.13	$0.13	$0.13	$0.13	$0.12

Selected Performance Ratios:
Return on Average Assets (annualized)	0.98%	1.04%	1.38%	1.36%	1.46%
Return on Average Equity (annualized)	8.55%	9.14%	11.94%	11.79%	12.53%
Return on Tangible Equity (annualized)	11.75%	12.66%	16.72%	16.63%	17.84%
Net Interest Margin (annualized)	3.56%	4.03%	4.24%	4.21%	4.32%
Net Interest Spread (annualized)	2.94%	3.30%	3.52%	3.50%	3.64%
Noninterest Income as a % of Revenue	30.61%	26.45%	25.43%	28.72%	29.14%
Noninterest Income as a % of Average Assets	0.33%	0.32%	0.32%	0.37%	0.38%
Noninterest Expense as a % of Average Assets	0.73%	0.69%	0.71%	0.78%	0.76%
Net Noninterest income as a % of Average Assets	-0.40%	-0.37%	-0.40%	-0.41%	-0.39%
Efficiency Ratio	62.68%	54.12%	54.10%	57.77%	55.19%

Asset Quality:
Nonperforming Loans (000’s)	4,992	1,962	1,682	2,639	2,361
Nonperforming Assets(000’s)	7,289	2,564	2,630	3,317	3,220
Nonperforming Loans to Total Loans	0.48%	0.21%	0.19%	0.31%	0.27%
Nonperforming Assets to Total Assets	0.51%	0.21%	0.23%	0.29%	0.28%
Allowance for Loan Losses to Total Loans Held
For Investment	1.40%	1.38%	1.32%	1.32%	1.37%
Allowance for Loan Losses to Nonperforming Loans	292%	634%	668%	427%	470%
Net Charge-offs/Recoveries to Average Loans	(0.01)%	0.21%	0.16%	0.01%	0.02%
(annualized)

Capital Ratios:
Equity to Total Assets	10.58%	11.01%	11.45%	11.32%	11.19%
Tangible Equity to Tangible Assets(2)	6.80%	8.21%	8.47%	8.29%	8.13%
Tier 1 leverage ratio(1)	10.07%	8.41%	8.53%	8.26%	8.36%
Tier 1 risk-based ratio(1)	9.50%	9.16%	9.41%	9.48%	9.40%
Total risk-based capital ratio(1)	10.74%	10.36%	10.54%	10.68%	10.59%

(1)	Regulatory capital ratios are for Yadkin Valley Bank and Trust Company.

(2)	The tangible equity to tangible assets ratio is a non-GAAP measure that management feels may be useful to investors.

Yadkin Valley Financial Corporation
Average Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands)

(Unaudited)
Three Months Ended:	March 31, 2008			March 31, 2007
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
INTEREST EARNING ASSETS
Federal funds sold	$1,365	$11	3.23%	$2,352	$40	6.90%
Interest bearing deposits	2,303	5	0.87%	1,889	13	2.79%
Investment securities (1)	142,310	1,836	5.17%	129,935	1,640	5.12%
Total loans (1,2)	931,869	16,254	7.00%	839,988	16,445	7.94%

Total average earning assets (1)	1,077,847	18,106	6.74%	974,164	18,138	7.55%

Noninterest earning assets	113,911			112,099

Total average assets	$1,191,758			$1,086,263

INTEREST BEARING LIABILITIES
NOW and money market	$198,273	$995	2.01%	$187,540	$1,019	2.20%
Savings	35,563	61	0.69%	36,745	90	0.99%
Time certificates	560,585	6,425	4.60%	522,512	6,102	4.74%

Total interest bearing deposits	794,421	7,481	3.78%	746,797	7,211	3.92%
Repurchase agreements sold	47,651	365	3.07%	36,095	298	3.35%
Borrowed funds	59,683	700	4.70%	21,543	250	4.71%

Total interest bearing liabilities	901,755	8,546	3.80%	804,435	7,759	3.91%

Noninterest bearing deposits	144,838			147,045
Stockholders’ equity	136,637			126,588
Other liabilities	8,528			8,195

Total average liabilities and stockholders’ equity	$1,191,758			$1,086,263

NET INTEREST INCOME/ YIELD (3,4)		$9,560	3.56%		$10,379	4.32%

INTEREST SPREAD (5)			2.94%			3.64%

1.	Yields related to securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 34%, reduced by the nondeductible portion of interest expense

2.	The loan average includes loans on which accrual of interest has been discontinued.

3.	Net interest income is the difference between income from earning assets and interest expense.

4.	Net interest yield is net interest income divided by total average earning assets.

5.	Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.

For additional information contact:
William A. Long, President and CEO
Edwin E. Laws, CFO
(336) 526-6312
Source: Yadkin Valley Financial Corporation